Exhibit 99.1

News Release
Investor Contacts:
KCSA Strategic Communications
Philip Carlson / Brad Nelson
+1 212.896.1233 / +1 212.896.1217
 pcarlson@kcsa.com / bnelson@kcsa.com

MAGNEGAS PROMOTES INDUSTRIAL GAS EXPERT TO
LEAD SALES TEAM

MagneGas Corporation announces the promotion of Bryan George to lead the retail and distribution gas sales

TAMPA, FL -- 6/11/13 -- MagneGas Corporation ("MagneGas" or the "Company") (NASDAQ: MNGA), the developer of a technology that converts liquid waste into a hydrogen-based metal working fuel and natural gas alternative, announced today the Company is promoting Bryan George to the position of Senior Vice President Retail and Distribution Gas Sales.

Effective immediately Mr. George, who recently joined MagneGas from Matheson Tri-Gas, will be responsible for all retail and distribution gas sales of MagneGas in the U.S. Having spent over 20 years in the welding and industrial gas industry Bryan has worked at Liquid Carbonic, Airgas, Air Liquide and most recently Matheson Tri-Gas as National Fabrication Market / Applications Manager.

"I am excited to be taking on an expanded role at MagneGas,” commented Mr. George. "I beleie the Company has a revolutionary product that is cost effective and increases efficiency in the workplace. I look forward to playing a key role in MagneGas’ continued success."

MagneGas CEO Ermanno Santilli stated, “We are very excited with the promotion of Bryan George as he has vast industry knowledge and experience. He will be instrumental in leading MagneGas’ growth plans for our retail and distribution sales team as well as strengthening both our customer and partner relationships."

Ermanno Santilli, CEO will assume the role of Interim President as Scott Wainwright has been appointed Vice President of Industrial Gas Sales.

To be added to the MagneGas investor email list, please email pcarlson@kcsa.com with MNGA in the subject line.

The MagneGas IR App is now available for free in Apple’s App Store for the iPhone or iPad http://bit.ly/AfLYww and at Google Play http://bit.ly/Km2iyk for Android mobile devices.

About Bryan George

Mr. Bryan George has over 20 years of experience in the metal working industry with specific extensive experience bringing new metal cutting fuels to market.  Recently Mr. George was the National Fabrication/Application Manager for Matheson Tri-Gas from 2009 to 2013.  He was also National Market Manager for Air Liquide America from 2004 to 2009 and held various roles from Product Manager to National Marketing Manager for Airgas, Inc. from 1989 to 2003.

About MagneGas Corporation

Founded in 2007, Tampa-based MagneGas Corporation (NASDAQ: MNGA) is the producer of MagneGasTM, a natural gas alternative and metal working fuel that can be made from certain industrial, municipal, agricultural and military liquid wastes following the receipt of appropriate governmental permits.

The Company’s patented Plasma Arc FlowTM process gasifies liquid waste, creating a clean burning hydrogen based fuel that is essentially interchangeable with natural gas. MagneGasTM can be used for metal working, cooking, heating, powering bi fuel automobiles and more. For more information on MagneGas, please visit the Company’s website at www.magnegas.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The Company is currently using new antifreeze, vegetable oil and ethylene glycol to produce fuel until proper permits to process used liquid waste have been obtained.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.